UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SHANDA GAMES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
No.1 Office Building
No. 690, Bibo Road, Pudong New Area
Shanghai 201203
People’s Republic of China
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class be	which each class is to be
to be so registered	registered
American Depositary Shares, each representing two Class A ordinary shares	NASDAQ Stock Market LLC

Class A ordinary shares, par value US$0.01 per share	NASDAQ Stock Market LLC*
* Not for trading, but only in connection with the registration of American Depositary Shares.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-161708 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     This description of the securities to be registered is contained under the headings “Description of Share Capital,” “Description of American Depositary Shares,” and “Taxation” in the registrant’s Registration Statement on Form F-1, filed with the Securities and Exchange Commission on September 3, 2009 (File No. 333-161708), which description is incorporated herein by reference.

ITEM 2.	EXHIBITS.
     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to The NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SHANDA GAMES LIMITED
By:	/s/ Diana Li
Name:	Diana Li
Title:	Director and Chief Executive Officer

September 14, 2009

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